UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 17, 2000

                     FLORIDINO'S INTERNATIONAL HOLDINGS INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

              FLORIDA                               59-3479186
           -------------                         -----------------
   (State or other jurisdiction                  (I.R.S. Employer
 of incorporation or organization)               Identification No.)


       3560 Cypress Gardens Road
         Winter Haven, Florida                         33884
 --------------------------------------                -----
 (Address of principal executive offices)            (Zip Code)

     Registrant's telephone number                 (941) 326-1006
                                                    --------------

FORWARD LOOKING STATEMENTS

         Except for the Historical Information Contained Herein, Certain Matters Discussed in this Report May Be Considered "Forward-looking Statements" Within The Meaning of The Securities Act of 1933 And The Securities Exchange Act of 1934, as Amended by The Private Securities Litigation Reform Act of 1995. Those Statements Include Statements Regarding The Intent, Belief or Current Expectations of The Company and Members of its Management as Well as the Assumptions on Which Such Statements Are Based. Prospective Investors Are Cautioned That Any Such Forward-looking Statements Are Not Guarantees of Future Performance and Involve Risks and Uncertainties, and That Actual Results May Differ Materially from Those Contemplated by Such Forward-looking Statements. Important Factors Currently Known to Management That Could Cause Actual Results to Differ Materially from those in Forward-looking Statements Include "The Company's Operating Results Could Fluctuate, Causing Its Stock Price to Fall", "If the Company Cannot Integrate Acquired Companies in its Business, its Profitability May Be Adversely Effected", and "The Company May Not Be Able to Compete Successfully Against Other Companies." These and Additional Important Factors to Be Considered Are Set Forth in the Safe Harbor Compliance Statement for Forward-looking Statements the Company Undertakes No Obligation to Update or Revise Forward-looking Statements to Reflect Changed Assumptions, the Occurrence of Unanticipated Events or Changes to Future Operating Results.

Item 2.  Acquisition or Disposition of Assets

     As of January 17, 2000, Floridino's International Holdings, Inc., acquired one hundred (100%) percent of the outstanding shares of common stock of Triton Prestige Products, Inc., a Florida Corporation, in exchange for Fifty Thousand (50,000) shares of restricted common stock of Floridino's subject to a three (3) year lock up agreement.

     Under the acquisition, Floridino's will acquire a valid lease agreement, held by Triton, on a space of approximately 9,750 square feet at the Sands Commerce Center in Palm City, Florida. The lease is for a period of ten (10) years and expires on December 31, 2009. Also under the acquisition, Triton shall be relieved from all debt by the sellers of the Triton common stock and shall indemnify and hold Floridino's harmless against any claim which may arise as to any of the accounts payable debt of Triton. In addition, Floridino's acquired under the parties' Purchase Agreement various equipment which were previously used in the operation of Triton. The equipment includes various restaurant equipment and office equipment, including desks chairs, which are more particularly set forth in the attached Purchase Agreement. The consideration paid to the shareholders of Triton Prestige Products was a valuation, negotiated and agreed upon by the Triton and Floridino's, of the current value of the assets acquired by Floridino's from Triton.

     Triton Prestige Products has been operating since July 1999. Its primary business is to provide frozen pizza products to institutions, schools and governmental entities for consumption in their cafeterias. Subsequent to the acquisition, Triton will operate as a wholly owned subsidiary of

Floridino's. The Company intends to continue to operate Triton under the Triton brand name and label.

ITEM 4.   Change in Registrant's Certifying Accountant

     As of January 17, 2000, the Company dismissed the certified public accounting firm, Infante, Lago and Company (n/k/a Infante & Company), as a result of the departure of Jesus Lago, the partner overseeing the audit and financial reporting of the Company. Mr. Lago has become a partner of the certified public accounting firm of Berkovits and Company, P.A. (n/k/a Berkovits, Lago & Company, LLP), located in the State of Florida, and the Company has elected to retain this firm for the purpose of conducting future audits of the Company and for providing financial reports for the Company.

     The decision to terminate and therefore, to dismiss Infante Lago and Company (n/k/a Infante & Company) was based solely on the departure of Mr. Lago from that firm. Infante & Company has been provided with a copy of this Form 8-K/A and, in accordance with the relevant provisions of Regulation S-K, has provided a letter indicating whether it agrees with the contents of this Form 8-K/A.

     During the two most recent fiscal years preceding this termination, there were no disagreements over accounting matters, financial disclosures or any other limitations on the scope or procedure of the independent auditor in the course of performing professional services and there was no adverse opinion or disclaimer of opinion, nor were its reports modified as to audit scope or accounting principles. The accountant's report for the fiscal year ended December 31, 1999 was modified with respect to the Company's ability to continue as a going concern. The Company has authorized Infante & Company to respond fully to any inquiries of Berkovits & Company (n/k/a Berkovits, Lago & Company,
LLP) concerning the work done and conclusions drawn in performing previous audits of the Company and concerning the reasons for the termination of Infante Lago and Company.

    In addition, the change of the Company's certifying accountant was approved by the Company's board of directors.

     The engagement of the accounting firm of Berkovits & Company (n/k/a Berkovits, Lago & Company, LLP) commenced on January 17, 2000.

ITEM 7.  Financial Statements and Exhibits

Exhibit 7.1   Updated Letter from Infante & Company

Exhibit 7.2   Purchase Agreement with Exhibits

                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Floridino's International Holdings Inc.
                                         ---------------------------------------
                                                    (Registrant)



Dated: December 19, 2000.                By: /s/ Nick Pirgousis
                                             ----------------------------------
                                                Nick Pirgousis, Chairman